March 1, 2011

Maiden Holdings, Ltd. Reports Fourth Quarter Net Income of $19.1  Million and Operating Earnings(1) of $17.2 Million

Shareholders’ Equity of $750.2 Million; Up 10.9% for the Year

Year End Book Value of $10.40 per Share

Financial Highlights

•	Net income of $19.1 million for the quarter and $69.9 million for 2010, each up 14.4% from the same period last year

•	Fourth quarter EPS of $ $0.27 and full year EPS of $0.98

•	Net operating earnings(1) of $17.2 million for the quarter compared with $19.0 million in fourth quarter of 2009

•	Fourth quarter operating EPS(1) of $0.24 and $1.02 for the full year

•	Income from operations(2) totaled $30.2 million, up 5.0% from fourth quarter 2009

•	Net written premium of $330.1 million in the quarter, up $96.0 million from fourth quarter 2009

•	Net written premium of $1.2 billion for the full year, up 19.2% from 2009

•	Net earned premium of $312.5 million in the quarter increased 25.7% from fourth quarter of 2009

•	Net earned premium totaled $1.2 billion in 2010, up 27.2% from 2009

•	Net investment income of $17.7 million in the quarter, up 5.3% from fourth quarter 2009

•	Annualized return on equity of 10.1% and operating return on equity(1) of 9.1% in the quarter

•	Full year return on equity of 9.8% and operating return on equity(1) of 10.2%

•	Combined ratio of 97.3% in the quarter and 96.9% for the full year

•	Total assets of $3.0 billion increased 13.1% from year-end 2009

•	Investable assets of $2.2 billion included total investments of $1.9 billion, which were up 12.8% from year-end 2009 total investments of $1.7 billion

•	Shareholders’ equity of $750.2 million increased 10.9% from year-end 2009

•	Closed GMAC International Insurance Services, Ltd. transaction in November; integration on track

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported fourth quarter 2010 net income of $19.1 million, up 14.4% from $16.7 million in the fourth quarter of 2009. Earnings per diluted share of $0.27 increased 12.5% from $0.24 in the fourth quarter of 2009.

Operating earnings(1) for the quarter totaled $17.2 million, or $0.24 per diluted share, compared with $19.0 million, or $0.27 per diluted share in the fourth quarter of 2009.

2010 net income totaled $69.9 million, up 14.4% from 2009. Earnings per diluted share of $0.98 increased 12.6% from $0.87 in 2009. Operating earnings(1) in 2010 totaled $72.7 million, or $1.02 per diluted share, compared with $66.3 million, or $0.95 per diluted share in 2009.

"The Maiden team once again delivered solid results for our shareholders even in the face of the continued challenging underwriting and investment landscape,” said Art Raschbaum, President and CEO of Maiden Holdings, Ltd. “During the year, we continued to benefit from the stability of our strong, non-catastrophe oriented client value proposition, disciplined underwriting philosophy, and growth tied to our long-term strategic relationships.”

Raschbaum added, “Our November acquisition of the GMAC International Insurance Services platform provides us with a strong entry point to the international market and we are confident in our ability to leverage this unique platform to drive additional growth in 2011 and beyond. These factors, in addition to our continued commitment to maintaining a strong, efficient balance sheet and disciplined approach to investing, solidly position Maiden to continue to deliver long-term value for our shareholders.”

Shareholders' equity of $750.2 million rose 10.9% from year end 2009 and book value per share increased 8.1% to $10.40 from $9.62 at year end 2009.

Fourth Quarter 2010 Results:

Net written premium totaled $330.1 million compared with $234.1 million in the fourth quarter of 2009. Net earned premium of $312.5 million increased 25.7% from $248.6 million for the same period last year.

Net investment income of $17.7 million grew 5.3% from $16.8 million in the fourth quarter of 2009.

Loss and loss adjustment expenses of $208.9 million rose $62.7 million from $146.1 million in the fourth quarter of 2009. Results reflected a loss ratio of 66.8% compared with 58.8% for the same period a year ago.

Commission and other acquisition expenses together with general and administrative expenses of $95.2 million increased $4.0 million from the year ago quarter and reflected a total expense ratio of 30.5% compared with 36.7%. General and administrative expenses for the quarter totaled $13.3 million compared with $9.4 million in the fourth quarter of 2009.

These results reflected a general and administrative expense ratio of 4.3% compared to 3.8% in the fourth quarter of 2009.

The combined ratio for the fourth quarter totaled 97.3% compared with 95.5% in the fourth quarter of 2009.

Income from operations(2) of $30.2 million increased $1.4 million, or 5.0%, from $28.8 million in the fourth quarter of 2009.

Total assets of $3.0 billion increased from $2.6 billion at year end 2009. Total investable assets of $2.2 billion, which include total investments, cash, restricted cash, cash equivalents and a loan to a related party, increased $146.6 million from year end 2009. Total investments of $1.9 billion increased $213.0 million, or 12.8% from year end 2009. Shareholders' equity of $750.2 million rose 10.9% from $676.5 million at year end 2009.

During the fourth quarter of 2010, the Board of Directors declared a dividend of $0.07 per share.

2010 Results:

Net written premium of $1.2 billion increased 19.2% from $1.0 billion during 2009. Net earned premium of $1.2 billion grew $249.9 million, or 27.2%, from $919.9 million last year.

Net investment income of $71.7 million increased 13.8% from $63.0 million in 2009.

Loss and loss adjustment expenses of $755.1 million rose $146.5 million from $608.6 million in 2009. Results reflected a loss ratio of 64.6% compared with 66.2% a year ago.

Commission and other acquisition expenses together with general and administrative expenses of $378.9 million increased $105.3 million from last year and reflected a total expense ratio of 32.3% compared with 29.7%. General and administrative expenses for the period totaled $42.2 million compared with $32.1 million in 2009. These results reflected a general and administrative expense ratio of 3.5% which remained stable with 2009.

The combined ratio totaled 96.9% in 2010, compared with 95.9% in 2009.

Income from operations(2) of $114.0 million for the year increased $13.1 million, or 13.0%, from $101.0 million in 2009.

(1)(2)Please see the Non-GAAP Financial Measures table at the end of this release for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Conference Call

CEO Art Raschbaum and CFO John Marshaleck will review these results via teleconference and live audio webcast on Wednesday, March 2, beginning at 10:00 a.m. AT (9:00 a.m. ET).

To participate, please access one of the following no later than 9:55 a.m. AT (8:55 a.m. ET):

1.877.734.5373 for U.S. callers

1.973.200.3059 for callers outside the U.S.

Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 1:00 p.m. AT (12:00 p.m. ET), March 2, 2011 through midnight on March 9, 2011. To listen to the replay, please dial toll free: 1.800.642.1687 (U.S. callers) or toll 1.706.645.9291 (callers outside the U.S.) and enter the Passcode: 41251935; or access http://www.maiden.bm/presentations_conferences.

Maiden Holdings, Ltd.

Ellen Taylor

856.359.2573

irelations@maiden.bm

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. We are focused on providing non-catastrophic, customized reinsurance products and services, to small and mid-size insurance companies in the United States and Europe. Our operating subsidiaries are rated A- rated (excellent) by A.M. Best with a stable outlook. As of September 30, 2010, the Company had $2.8 billion in assets and shareholders' equity of $758 million.
Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, challenges inherent in international operations, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

MHLD-G

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	12/31/2010 (Audited)	12/31/2009 (Audited)
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost $1,819,775; $1,623,382)	$1,874,433	$1,661,692
Other investments, at fair value (cost $5,751; $5,684)	5,847	5,549
Total investments	1,880,280	1,667,241
Cash and cash equivalents	96,151	107,396
Restricted cash and cash equivalents	89,756	144,944
Accrued investment income	14,091	11,405
Reinsurance balances receivable, net	226,333	211,338
Funds withheld	152,713	-
Prepaid reinsurance premiums	28,992	28,752
Reinsurance recoverable on unpaid losses	6,656	8,340
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	203,631	172,983
Goodwill and intangible assets, net	103,905	103,901
Other assets	12,079	11,818
Total Assets	$2,982,562	$2,636,093
Liabilities and Shareholders’ Equity
Liabilities
Reserve for loss and loss adjustment expenses	$1,226,773	$1,002,676
Unearned premiums	657,556	583,478
Accrued expenses and other liabilities	56,368	62,887
Securities sold under agreements to repurchase, at contract value	76,225	95,401
Junior subordinated debt	215,191	215,125
Total Liabilities	2,232,113	1,959,567

Equity:
Common shares	731	713
Additional paid-in capital	577,135	576,086
Accumulated other comprehensive income	54,334	32,747
Retained earnings	121,775	70,781
Treasury stock, at cost	(3,801)	(3,801)
Total Maiden Shareholders’ Equity	750,174	676,526
Noncontrolling interest in subsidiary	275	-
Total Equity	750,449	676,526
Total Liabilities and Equity	$2,982,562	$2,636,093

Book value per share	$10.40	$9.62

Common shares outstanding	72,107,100	70,291,289

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2010	For the Three Months Ended December 31, 2009	For the Year Ended December 31, 2010	For the Year Ended December 31, 2009
Revenues:
Gross premiums written	$346,074	$247,333	$1,298,055	$1,048,676

Net premiums written	$330,055	$234,070	$1,227,831	$1,030,374
Change in unearned premiums	(17,571)	14,566	(58,041)	(110,455)
Net premiums earned	312,484	248,636	1,169,790	919,919
Net investment income	17,695	16,807	71,651	62,957
Net realized and unrealized investment gains (losses)	4,130	732	6,604	270
Total revenues	334,309	266,175	1,248,045	983,146
Expenses:
Net loss and loss adjustment expenses	208,858	146,145	755,122	608,613
Commission and other acquisition expenses	81,898	81,821	336,697	241,429
General and administrative expenses	13,304	9,409	42,180	32,135
Total expenses	304,060	237,375	1,133,999	882,177

Income from operations (2)	30,249	28,800	114,046	100,969

Other expense
Amortization of intangible assets	(1,452)	(1,675)	(5,808)	(6,590)
Foreign exchange and other (losses) gains	(200)	53	(580)	2,454
Subordinated debt interest expense	(9,118)	(9,115)	(36,466)	(34,431)
	(10,770)	(10,737)	(42,854)	(38,567)

Income before income taxes	19,479	18,063	71,192	62,402
Income taxes:
Current tax expense	60	-	160	-
Deferred tax expense	289	1,344	1,170	1,344
Income tax expense	349	1,344	1,330	1,344

Net income	$19,130	$16,719	$69,862	$61,058
Add: Loss attributable to noncontrolling interest	4	-	4	-
Net income attributable to Maiden	19,134	16,719	69,866	61,058
Operating earnings (1)	$17,242	$18,953	$72,661	$66,268

Basic earnings per common share attributable to Maiden shareholders	$0.27	$0.24	$0.99	$0.88
Diluted earnings per common share attributable to Maiden shareholders	$0.27	$0.24	$0.98	$0.87
Basic operating earnings per common share attributable to Maiden shareholders	$0.24	$0.27	$1.03	$0.95
Diluted operating earnings per common share attributable to Maiden shareholders	$0.24	$0.27	$1.02	$0.95

Dividends declared per common share	$0.07	$0.06	$0.265	$0.25

Weighted average number of basic shares outstanding	72,106,445	70,288,602	70,799,966	69,646,804
Weighted average number of diluted shares outstanding	72,745,612	70,791,229	71,372,688	70,060,197

Net Loss and loss adjustment expense ratio	66.8%	58.8%	64.6%	66.2%
Commission and other acquisition expense ratio	26.2%	32.9%	28.8%	26.2%
General and administrative expense ratio	4.3%	3.8%	3.5%	3.5%
Combined ratio	97.3%	95.5%	96.9%	95.9%
Annualized return on equity	10.1%	9.9%	9.8%	10.3%
Annualized return on equity on operating earnings	9.1%	11.2%	10.2%	11.2%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2010	For the Three Months Ended December 31, 2009	For the Year Ended December 31, 2010	For the Year Ended December 31, 2009

Reconciliation of net income to net operating earnings:
Net income attributable to Maiden	$19,134	$16,719	$69,866	$61,058
Add (subtract)
Net realized and unrealized investment (gains) losses	(4,130)	(732)	(6,604)	(270)
Foreign exchange and other losses (gains)	200	(53)	580	(2,454)
Amortization of intangible assets	1,452	1,675	5,808	6,590
Non-recurring general and administrative expenses relating to acquisition of GMAC International Insurance	297	-	1,841	-
Non-cash deferred tax charge	289	1,344	1,170	1,344
Operating earnings attributable to Maiden (1)	$17,242	$18,953	$72,661	$66,268

Operating earnings per common share attributable to Maiden shareholders:

Basic earnings per common share attributable to Maiden shareholders	$0.24	$0.27	$1.03	$0.95
Diluted earnings per common share attributable to Maiden shareholders	$0.24	$0.27	$1.02	$0.95

Reconciliation of net income to income from operations:
Net income attributable to Maiden	$19,134	$16,719	$69,866	$61,058
Add (subtract)
Foreign exchange and other losses (gains)	200	(53)	580	(2,454)
Amortization of intangible assets	1,452	1,675	5,808	6,590
Subordinated debt interest expense	9,118	9,115	36,466	34,431
Income tax expense	349	1,344	1,330	1,344
Loss attributable to noncontrolling interest	(4)	-	(4)	-
Income from operations attributable to Maiden (2)	$30,249	$28,800	$114,046	$100,969

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding realized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, non-recurring general and administrative expenses relating to acquisition, and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, subordinated debt interest expense, income tax expense and loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended December 31, 2010	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$144,974	$127,051	$58,030	$330,055
Net premiums earned	145,876	112,011	54,597	312,484
Net losses and loss expenses	(100,560)	(71,706)	(36,592)	(208,858)
Commissions and other acquisition costs	(29,570)	(36,406)	(15,922)	(81,898)
General and administrative expenses	(7,780)	(208)	(119)	(8,107)
Underwriting income	$7,966	$3,691	$1,964	$13,621

Reconciliation to net income
Net investment income and realized and unrealized investment gains (losses)				21,825
Amortization of intangible assets				(1,452)
Foreign exchange losses				(200)
Subordinated debt interest expense				(9,118)
Other general and administrative expenses				(5,197)

Net Income before income taxes				$19,479

Net loss and loss expense ratio*	68.9%	64.0%	67.0%	66.8%
Acquisition cost ratio**	20.3%	32.5%	29.2%	26.2%
General and administrative expense ratio***	5.3%	0.2%	0.2%	4.3%
Combined ratio****	94.5%	96.7%	96.4%	97.3%

For the Three Months Ended December 31, 2009	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$129,053	$105,017	$-	$234,070
Net premiums earned	166,237	82,399	-	248,636
Net losses and loss expenses	(99,755)	(46,390)	-	(146,145)
Commissions and other acquisition costs	(54,959)	(26,862)	-	(81,821)
General and administrative expenses	(5,612)	(642)	-	(6,254)
Underwriting income	$5,911	$8,505	$-	$14,416

Reconciliation to net income
Net investment income and realized investment gains (losses)				17,539
Amortization of intangible assets				(1,675)
Foreign exchange and other gains				53
Subordinated debt interest expense				(9,115)
Other general and administrative expenses				(3,155)

Net Income before income taxes				$18,063

Net loss and loss expense ratio*	60.0%	56.3%	-	58.8%
Acquisition cost ratio**	33.1%	32.6%	-	32.9%
General and administrative expense ratio***	3.3%	0.8%	-	3.8%
Combined ratio****	96.4%	89.7%	-	95.5%

* Calculated by dividing net losses and loss expenses by net earned premium.
** Calculated by dividing commission and other acquisition expenses by net earned premium
*** Calculated by dividing general and administrative expenses by net earned premium.
**** Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Year Ended December 31, 2010	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$554,049	$468,043	$205,739	$1,227,831
Net premiums earned	601,254	445,081	123,455	1,169,790
Net losses and loss expenses	(394,604)	(280,890)	(79,628)	(755,122)
Commissions and other acquisition costs	(152,698)	(144,655)	(39,344)	(336,697)
General and administrative expenses	(26,123)	(1,500)	(243)	(27,866)
Underwriting income	$27,829	$18,036	$4,240	$50,105

Reconciliation to net income
Net investment income and realized and unrealized investment gains (losses)				78,255
Amortization of intangible assets				(5,808)
Foreign exchange losses				(580)
Subordinated debt interest expense				(36,466)
Other general and administrative expenses				(14,314)

Net Income before income taxes				$71,192

Net loss and loss expense ratio*	65.6%	63.1%	64.5%	64.6%
Acquisition cost ratio**	25.4%	32.5%	31.9%	28.8%
General and administrative expense ratio***	4.4%	0.3%	0.2%	3.5%
Combined ratio****	95.4%	95.9%	96.6%	96.9%

For the Year Ended December 31, 2009	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$658,016	$372,358	$-	$1,030,374
Net premiums earned	567,998	351,921	-	919,919
Net losses and loss expenses	(393,760)	(214,853)	-	(608,613)
Commissions and other acquisition costs	(126,193)	(115,236)	-	(241,429)
General and administrative expenses	(19,211)	(2,515)	-	(21,726)
Underwriting income	$28,834	$19,317	$-	$48,151

Reconciliation to net income
Net investment income and realized investment gains (losses)				63,227
Amortization of intangible assets				(6,590)
Foreign exchange and other gains				2,454
Subordinated debt interest expense				(34,431)
Other general and administrative expenses				(10,409)

Net Income before income taxes				$62,402

Net loss and loss expense ratio*	69.3%	61.1%	-	66.2%
Acquisition cost ratio**	22.2%	32.7%	-	26.2%
General and administrative expense ratio***	3.4%	0.7%	-	3.5%
Combined ratio****	94.9%	94.5%	-	95.9%

* Calculated by dividing net losses and loss expenses by net earned premium.
** Calculated by dividing commission and other acquisition expenses by net earned premium
*** Calculated by dividing general and administrative expenses by net earned premium.
**** Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.